EXHIBIT 10.5

                                      LEASE



Section 1.                                      Basic Lease Provisions


1.01 Date and Parties. This lease (Lease) is made the day of March 1995, between North Central Investment Limited Partnership, (Landlord and Enterprise Bank and Trust Company (Tenant). Landlord is a Massachusetts limited partnership with a principal office at Post Office Box 724 in Leominster, Massachusetts 0143. Tenant is a Massachusetts corporation with a principal office at 222 Merrimack Street, Lowell, Massachusetts 01852.


1.02 Premises. The Landlord leases to the Tenant the premises at 2-6 Central Street in Leominster, Massachusetts which premises are more particularly described in Exhibit A attached hereto and incorporated by reference. The premises now consist of a vacant building which shall be torn down and be replaced with the building.


1.03 Use. The Tenant shall use the premises for a commercial bank or trust company or for any retail or commercial use which shall be permitted by the zoning ordinance of the City of Leominster as the same is from time to time amended.


1.04 Term. The term of this lease shall be the period of sixty months (60) commencing on the commencement date (hereafter defined) and ending sixty 60) months after the commencement date. The commencement date shall occur seven-(7) days after receipt by Tenant of a notice from Landlord that the building has been substantially completed in accordance with Section 1 09 of this lease.


1.05 Extended Term. Tenant may extend the term of this lease for up to five (5) consecutive periods of five (5) years each (Extended Terms). The term and the extended terms, if any, shall automatically be extended for each extended term unless Tenant shall notify Landlord of its intention to terminate this lease at least one hundred eighty days (180) prior to the expiration of the then existing term, or sixty days after a section 6 event, whichever is earlier. (Notice


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Date).  The  monthly  rental to be paid by Tenant to  Landlord,  all in the same manner as provided in section 2, during each extended term provided for in this lease shall be the amount derived by multiplying the Monthly Rent paid during the last month of the then current term by a fraction, the numerator of which shall be the amount of the Producer's Price Index (Finished Price Index) as reported for Boston, Massachusetts (PPI) available as of the termination date of the then current term and the denominator of which is the PPI available as of the commencement date of the then current term. The quotient thereof, shall be deemed to be the percentage of increase in the producer's price index. Notwithstanding the foregoing, the monthly rent as defined in Section 1 shall never be less than $12.50 square feet.

1.06 Right to Terminate. At any time following the first sixty months of this lease, the Tenant shall have the right to terminate this lease provided Tenant notifies Landlord of its intention to terminate in writing at least one hundred eighty days (180) prior to termination.


1.07 Parking. When completed the premises shall afford the Tenant Seven (7) parking spaces in a lighted, lined and hot topped parking lot. The Landlord shall attach to this lease a stamped engineer's plan which shows the parking lot, access to the parking lot and the location of the parking spaces, which plan shall be Exhibit B which shall be incorporated herein.

1.08 Building. The Landlord, at its expense shall make improvements to the premises and it shall construct a building to be called the "Enterprise Building" ("Building") on the premises. The building shall contain 3960 square feet of space. The building and other improvements shall be completed in a good and workmanlike manner and comply with all applicable laws, ordinances, rules and regulations of governmental authorities and in accordance with the Plans described in Exhibit C which are attached hereto and incorporated by reference. The building shall be constructed and fit up with those items as shown on the Draft Fit Up Proposal which is attached hereto as Exhibit D and in accordance with the plans and specifications described in Exhibit C which is attached hereto and incorporated herein by reference. The Landlord has not yet completed the detailed specifications referred to in Exhibit C. The Landlord agrees that not later than ten (10) days from the date of this lease, he will furnish to the Tenant the specifications showing all materials which are to be used in connection with the construction of the building. If the parties are unable to agree upon the specifications, then the Tenant at its sole option, may terminate this lease without cost to it.



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1.09 Substantial Completion. Landlord shall use earnest efforts to substantially complete the building by July 1, 1995. (Target date). Substantial completion shall mean:

                  (A)  completing the  construction  of the building so that (i)
Tenant can use the premises for its intended purposes without material interference to Tenant conducting its ordinary business activities and (ii) the only incomplete items are minor or insubstantial details of construction, mechanical adjustments, or finishing touches like touch up plastering or painting, and

                  (B) securing a temporary or permanent certificate of occupancy from the local municipality

                  (C) the decoration, fixtures, and equipment to be installed by Landlord are installed and in good operating order; and

                  (D) the Premises are ready for the installation of any equipment, furniture, fixtures, or decoration that Tenant will install; and

                  (E)  the Premises are broom clean.

                  (F)  Tenant's contingencies have been satisfied

1.10. Confirmation of Commencement. Within thirty (30) days after the commencement date, the parties shall confirm in writing the Lease's commencement date and termination date. In the event, the term of this lease shall be extended as provided by section 1, then the commencement date shall be the first day of any such extension period and the termination shall be the last day of such extension period.


Section 2.                    RENT AND SECURITY


2.01 Rent. The Tenant shall pay to the Landlord rent of Two Hundred Thirty Eight Thousand Three Hundred Ninety Two Dollars ($238,392) for the term, payable in monthly installments of Three Thousand Nine Hundred Seventy Three Dollars and Twenty cents ($3,973.20). The rent shall be paid on the first day of each month during the term to the Landlord at Post Office Box 724, Leominster, Massachusetts 01453, or as Landlord may specify in writing to the Tenants. The square foot rental shall be $12.04 per square foot. If the term does not commence on the first day or end on the last day of the month, the rent for that partial month shall be pro-rated.


2.02 Additional Rent. The Tenant shall pay to the Landlord as additional rent the real estate taxes for the premises beginning on the commencement date. The real estate taxes shall be paid to the Landlord in or within thirty days after the tax bill for the same is presented to the Tenant. The Landlord agrees to furnish the tax bill to the Tenant within five (5) days after the same is

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received. Such payments shall be made to the municipality by Landlord with proof of payment being furnished to the Tenant on each occasion that a payment is made. The real estate taxes for the calendar year 1995 shall be pro-rated from the date of the commencement of this lease.


2.03 Abatement of Taxes. The Landlord at the request of the Tenant shall authorize the Tenant to apply for a tax abatement in the name of the Landlord for any tax year, provided the Tenant shall be responsible for all the expenses associated with the tax abatement proceeding, including the cost of appraisals and all legal expenses Copies of all documents filed in connection with the abatement, shall be sent to the Landlord.


Section 3.                     AFFIRMATIVE OBLIGATIONS


3.01 Utilities. Tenant shall pay to the proper authority charged with the collection thereof, all charges for the consumption of electricity, gas, telephone and other such services separately metered or billed to Tenant for the Premises All such charges shall be paid as the same from time to time become due. The Landlord acknowledges that it will bring all utilities which are to service the building directly to the premises and to the building, and that the Tenant shall only need to make arrangements to turn on such utilities and arrangements for billing for any such services. The Tenant shall make its own arrangements for such utility billing. The Landlord shall not be liable for any interruption or failure in the supply of such utilities to the premises.


3.02 Compliance With Law. The Landlord warrants that it will obtain all of the necessary municipal approvals as are required to obtain a building permit from the City of Leominster Building Department. This paragraph will not affect Landlord's contingency rights under paragraph 12.01.


3.03 Repairs and Maintenance. The Tenant shall keep the premises in good order; make repairs and replacement to the premises needed because of Tenant's use of the premises, or primary negligence; repair and replace special equipment installed by or at Tenant's request, except to the extent the repairs or replacement are needed because of Landlord's misuse or primary negligence or Landlord's replacement obligations in paragraph 3.04 and except for items covered by Landlord's warranty which shall be the responsibility of the Landlord. The Tenant shall be responsible for repair and general maintenance of the roof, foundation, exterior walls, interior walls, all structural components,


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and all systems such as mechanical,  electrical,  HVAC, and plumbing. Removal of snow and ice from the sidewalks bordering the Premises and from the parking areas of the Premises shall be the Tenants responsibility.


3.04 Landlord Repairs and Replacements. The Landlord shall be responsible to replace the roof, foundation, exterior walls, interior structural walls, all structural components, and all systems such as mechanical, electrical, HVAC, and plumbing. Except for repairs or replacements that Tenant must make under section 3, Landlord shall pay for and make all other repairs and replacements to the Premises. Landlord shall make such repairs and replacements to maintain the Building in a condition comparable to other first class office buildings in Leominster.


3.05 Time for Repairs and  Replacement.  Repairs or replacements  required under section 3 shall be made within a reasonable time after receiving notice or having-actual knowledge for the need for repair or replacement.


3.06              Tenant's Obligation on Surrender.


                  a. Upon the ending date of the initial term or the date of the last extension term, if any, ends, whichever is later, Tenant hall surrender the Premises to the Landlord in the same condition that the premises were in at the beginning, except for ordinary war an tear; damage by the elements, fir, and other casualty; condemnation; damages arising from any cause not require to be repaired by the Tenant under section 3.


                  b. On surrender, Tenant shall remove from the Premises, its personal property, trade fixtures and repair any damage to the Premises caused by the removal. Any item not removed hy Tenant as required above, shall be considered abandoned. Landlord may dispose of abandoned items a Landlord chooses and bill Tenant for the cost of disposal, minus an revenues received by Landlord for the disposal. It is understood that all personal property and trade fixture brought onto the premises by the Tenant even if affixed to the building, including but not limited to vaults and vault components, security systems, ATM machines, night deposit systems, drive-up teller components, teller counter and under-counter equipment furniture, furnishings and the like, but not including Landlord paid for rugs, shall be considered personal property for which the Tenant shall have the absolute right to remove same, subject to its obligations to repair in paragraph 3.06 (a).

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3.07 Assignment Subleasing.  The Tenant shall have the right to assign or sublet the whole or any part of the premises without Landlord's prior written consent. Notwithstanding such assignment or subleasing, Tenant shall remain liable to Landlord for the payment of all rent and for the full performance of the covenant and conditions of this lease.

3.08 Compliance Law. Tenant's use of the Premises shall, at its own expense, conform to and comply with all zoning building, environmental, fire, health, and other code, regulations, ordinance, or laws.

3.09 Landlord Access. The Landlord or agents of Landlord may at reasonable times, enter to view the Premises. No visit of the Landlord or its agents shall take place at times other than normal business hours of the Tenant.

3.10 Signs. The Tenant shall be permitted signage on the Premises provided the same are placed and constructed in accordance with any sign or ongoing ordinance of the City of Leominster. Tenant shall pay for the cost of erecting and maintaining any and all such signs Tenant shall remove the same upon the termination of this lease.


SECTION 4.          NEGATIVE OBLIGATIONS


4.01 Overloading and Nuisance. The Tenant shall not injure, overload, deface or permit to be injured, overloaded of defaced, the Premises and the Tenant shall not permit, allow or suffer any waste or any unlawful, improper or offensive use of the Premises or any occupancy thereof that would be injurious to any person, property, or invalidate or increase the premiums for any insurance on the building.


4.02. Payment of Landlord's Expenses. The Tenant agrees to pay on demand any Landlord's cost and expenses, including reasonable attorneys fees, incurred by Landlord in enforcing any obligation of Tenant under this lease.


SECTION 5           INSURANCE

5.01 Fire Insurance. Tenant shall be required to keep the Building insured against damage and destruction by fire, earthquake, vandalism, and other perils and its personal property and trade fixtures with "all risks" insurance in an amount to cover one hundred (100) percent of the replacement cost of the

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building  and  fixtures.   Tenant  shall  also  keep  any  non-Building-standard
improvements made to the premises at Tenant's request insured to the same degree as Tenant's personal property. Tenant's policy shall include an endorsement hat the insurance will cover damage to the building caused by the negligence of the Tenant, its officers, and employees in the amount of the full replacement value of the Building, as the value may exist from time to time.


5.02 Liability Insurance. Each party shall maintain contractual and comprehensive general liability insurance, including public liability and property damage, with a minimum combined single limit of liability of two million dollars ($2,000,000.00) for personal injuries or deaths of persons occurring in or about the Building and Premises.


5.03 Waiver of Subrogation. All insurance which is carried by either party with respect to the premises and building or to furniture, furnishings, fixtures or equipment therein or alterations or improvements thereto, whether or not required, if either party so requests and it can be so written, and it does not result in additional premium, or if the requesting party agrees to pay any additional premium, shall include provisions which either designate the requesting party as one of the insured or deny to the insurer acquisition by subrogation rights of recovery against the requesting party. Each party waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance. The policies of insurance required under section 5 to be maintained by Tenant shall name as insured parties Landlord and Tenant, as their respective interests may appear, and they may be carried under blanket policies maintained by Tenant if such policies comply with the provisions of section five (5).


5.04 Evidence of Insurance. By the Beginning Date and upon each renewal of its insurance policies, each party shall give certificates of insurance to the other party. The certificate shall specify amounts, types of coverage, the waiver of subrogation, and the insurance criteria listed in the lease. The policies shall be renewed or replaced and maintained by the party responsible for that policy. If either party fails to give the required certificate within thirty (30) days after notice for demand for it, the other party may obtain and pay for that insurance and receive reimbursement from the party required to have the insurance.


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5.05  Indemnification.  To indemnify and save Landlord harmless from all claims, actions, damages, liability, cost or expenses at the Premises arising (other than injury, loss or damage caused by or result from the fault of Landlord or its agents unless otherwise determined by a Court or administrative tribunal), on account of (i) any injury or damage to any person or property on the premises or otherwise resulting from the Tenant's use and maintenance and occupancy of the Premiss or any party thereof or the Tenant's keeping or storing of anything or facility thereon; (ii) any violation of this Lease by Tenant; or (iii) any act, omission or misconduct of Tenant or its agents, contractors, employees, licenses, subtenants or invites, and for any hazardous waste placed on the premises by Tenant and arising out of its use of the premises.

Section 6.                LOSS OF PREMISES

6.01            FIRE AND CASUALTY LOSS - REBUILD

         If the entire Premises or any substantial part thereof shall be damaged by fire or other insured casualty, then, subject to the last paragraph of this
Section 6, Landlord shall proceed with diligence, subject to the then applicable statutes, building codes, zoning ordinances and regulations (but only to the extent of insurance proceeds made available to Landlord) to rebuild or repair in accordance with Exhibit C and D or cause to be repaired such damages in accordance with Exhibit C and D or cause to be repaired such damage. The repair or restoration will not commence until plans and specifications are reviewed by Tenant and Landlord. The lease may be terminated 180 days after such damage, by either party if construction has not commenced.

6.02. Abatement of Rent. If the Premises or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage the fixed Rent or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered unfit, shall be suspended or abated until the premises shall have been restored as nearly a practicable to the condition in which they were immediately prior to such fire or other casualty.

6.03 Rebuild Last 24 Months. If the Premises are o damaged by fire or other casualty (whether or not insured) at: any time during the last twenty-four months of any Term and the cost to repair such damage is reasonably estimated to exceed one-half of the total Annual Fixed Rent payable hereunder for he period from the estimated completion date of repair until the end of the Term, and Landlord determines not to repair such damage, then and in any event, this Lease and the term thereof may he terminated at the election of Landlord by a notice from the Landlord to Tenant within sixty (60) days following such fire or other casualty. In the event of any termination, this Lease and the Term hereof shall expire as of such effective termination date as though that were the date

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originally  stipulated  in  Section 1 for the end of the Term and the fixed rent hall apportioned s of such date. Except for the final twenty-four months of the final extended term, the Tenant, unless the lease is terminated, may extend the term if the loss occurs during any term but the final term so as to require Landlord to rebuild according to this Section 6.

6.05              EMINENT DOMAIN

             If after the execution of this Lease and prior to the expiration of the term of this Lease the whole or any substantial part of the premises shall be taken under the power of eminent domain, then the term of this Lease shall cease as of the time when Landlord shall be divested of its title in the demised premises, and minimum rent shall be apportioned and adjusted as of the time of termination.

             If only a part of the demised premises shall be taken under the power of eminent domain and if the term of this lease shall not be terminated as aforesaid, then the term of this lease shall continue in full force and effect and Landlord shall, within a reasonable time after possession is required for public use, repair and rebuild what may remain of the demised premises so as to put the same into condition for use and occupancy by Tenant, and a just proportion of the minimum rent according to the nature and extent of the injury to the demised premises shall be suspended or abated until what may remain of the demised premises shall be put into such condition by Landlord, and thereafter a just proportion of the minimum rent according to the nature and extent of the part so taken shall be abated for the balance of the term of this lease. Landlord shall not be required to spend an amount for such repairing and rebuilding in excess of the amount received by Landlord as damages for such taking.


6.06              EMINENT DOMAIN AWARD

            Landlord reserves to itself and Tenant assigns to Landlord, all rights to damages accruing on account of any taking under the power of eminent domain or by reason of any act of any public or quasi public authority for which damages are payable. Tenant agrees to execute such instruments of assignment as may be reasonably required by Landlord in any proceeding for the recovery of such damages if requested by Landlord, and to turn over to Landlord any damages that may be recovered in such proceeding. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages specifically payable for trade fixtures whether or not movable and installed by Tenant or anybody claiming under Tenant at its own cost and expense. It is further agreed and understood that Landlord does not reserve

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to  itself,  and Tenant  does not assign to  Landlord,  any  damages  separately awarded to Tenant without diminution of the damages otherwise recoverable by Landlord. In no event, however, shall Tenant be entitled to, and Tenant assigns to Landlord, any damages payable for the loss of Tenant's leasehold interest in the demised premises.


Section 7.                    DEFAULTS - REMEDIES


7.01 If (a) Tenant shall default in the performance of any such of its monetary obligations under this Lease, and if such default shall continue for five (5) days after written notice from Landlord to Tenant (provided that Landlord shall not be required to give such notice more than twice during the Term, the third such non-payment constituting an Event of Default without the requirement of notice) or (b) if within thirty (30) business days after written notice from Landlord to Tenant specifying another default or defaults, Tenant has not commenced diligently to correct such default or has not thereafter diligently pursued such correction to completion, or (c) if any assignment shall be made by Tenant for the benefit of creditors, or if a petition is filed by or against
Tenant under any provision of the Bankruptcy Code and, in the case of involuntary petition, such petition is not dismissed with ninety (90) days, or
(d) if the Tenant's leasehold interest shall be taken on execution or by other process of law, attached or subjected to any other involuntary encumbrances, then and in any such cases Landlord and its agents and servants may lawfully, immediately or at any time thereafter, and without further notice or demand, and without prejudice to any other remedies available to Landlord for arrearages of rent or otherwise, either (i) enter into and upon the Premises or any part thereof, in the name of the whole, and repossess the same as of Landlord's former estate or (ii) mail a notice of termination addressed to Tenant and upon such entry or mailing this Lease shall terminate. In the event that this Lease is terminated under any of the foregoing provisions, or otherwise for breach of Tenant's obligations hereunder, then at Landlord's option, Tenant covenants to pay forthwith to Landlord as compensation the total rent and additional rent reserved for the residue of the Term, and pay on demand all Landlord's costs and expenses, including reasonable attorney's fees, incurred by Landlord in enforcing any obligation of Tenant under this Lease, or in connection with any request by Tenant for Landlord's consent or approval under this Lease.


In calculating the amounts to be paid by Tenant under the foregoing covenant, Tenant shall be credited with any amount actually paid to Landlord as compensation as herein before provided and also with any additional rent actually obtained by Landlord by reletting the Premises, after deducting the


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expenses of collecting the same. And Tenant further covenants, as an alternative obligation, at Landlord's election, after any such termination or entry, to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same times as if this Lease had not been terminated.


Nothing herein contained shall, however, limit or prejudice the right of Landlord to obtain in proceedings for bankruptcy or insolvency or reorganization or arrangement with creditors as liquidated damages by reason of such determination an amount equal to the maximum allowed by any statute or rule of effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater than, equal to, or less than the amounts referred to above.

7.02. Landlord's Defaults. If the Landlord fails to pay any liens or encumbrances affecting the property and to which this lease may be subordinate when any of the same may be due or in any other respects fails to perform any covenant or agreement in this lease contained on the part of the Landlord, to be performed, then and in such event, after the continuance of any such failure or default for ninety (90) days after notice has been given by the Tenant to the Landlord, Tenant may pay said lien or encumbrance and cure such defaults. Tenant, after such ninety (90) day period, may make all necessary payments in connection therein, including but not limited to the payment of any reasonable attorneys fees, costs and charges incurred, in connection with any legal action which may have been brought. If all such indebtedness of Landlord is not fully paid within thirty (30) days after Tenant has paid the same and Landlord has been given notice same has been paid, Tenant may elect (1) to deduct such amount from rent subsequently becoming due hereunder, or (2) extend this lease on the same covenants and conditions as herein provided until such indebtedness is fully paid by application to rents. Encumbrance shall include mortgage payments where an uncured default exists.


7.03. Tenant Defaults. If Tenant shall fail to make or perform any payment or act required by this lease, then Landlord may, make such payment or perform such act for the account of the Tenant. All amounts so paid by Landlord and all incidental costs and expenses including attorneys fees and expenses incurred in connection with such payments or performance, together with interest thereon at the maximum legal rate, or if no such rate is established at the rate of eighteen (18) percent per annum from the date of the making of such payment or of the incurring of such costs and expenses, shall be paid by Tenant to Landlord on demand. This is an additional remedy of Landlord.

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SECTION 8.             NON DISTURBANCE


8.01 SUBORDINATION AND NON-DISTURBANCE. This Lease and all rights of the Tenant hereunder are and shall be subject and subordinate to the lien of any and all mortgages which may now or hereafter affect the property or any part thereof and to all renewals, modifications, consolidations, replacements and extensions thereof, provided that any such mortgage placed upon the property shall provide that so long as there shall be outstanding no continuing event of default in any of the terms, conditions, covenants or agreements of this lease on the part of the Tenant to be performed, the Leasehold estate of the Tenant created by this Lease and Tenant's peaceful and quiet possession of the property shall be undisturbed by any foreclosure of any such mortgage and the mortgagee shall recognize this lease and all its terms and conditions including but not limited to any rights to extend this lease and any and all rights of first refusal and options to purchase which are set forth in this lease. The mortgagee shall consent to the use of all insurance proceeds for the restoration of the building in the event of fire or other casualty as herein set forth.


8.02 Estoppel Certificate. Either party shall from time to time, within ten (10) business days after receiving request by the other party, execute and deliver to the Asking Party a written statement in recordable form. This written statement, which may be relied upon by the Asking Party and any third party with whom the Asking Party is dealing shall certify:

                  (i)   the accuracy of the lease document;

                  (ii)  the Beginning and ending Date of the Lease;

                  (iii) that the Lease is unmodified and in full effect or in full effect as modified stating the date and nature of the modification;

                  (iv) whether to the Answering Party's knowledge the Asking Party is in default or whether the Answering Party has any claims or demands against the Asking Party, and if so, specifying the Default, claim, or demand; and

                  (v) to other correct and reasonably ascertainable facts that are covered by the Lease terms.

SECTION 9                           LANDLORD RIGHTS

9.01.                      Landlord's additional Remedies.


          Landlord in addition to the remedies given in this Lease or under the law, may do any one or more of the following if Tenant commits a Default under this lease and such default is not cured.


         a).No Surrender. Landlord's exercise of any it remedies or its receipt of Tenant's keys shall not be considered an acceptance or surrender of the Premises by Tenant. A surrender must be agreed to in a writing signed by both parties.

         b).Tenant Liable For Expenses. Tenant shall also be liable for that part of the following sum paid by Landlord.

                (i) reasonable broker's fees incurred by Landlord for reletting the Premises.

                (ii) the cost of removing and storing Tenant's property;

                (iii) the cost of any repairs, alterations, and remodeling necessary to put the Premises in a condition reasonably acceptable to a new Tenant; and

                (iv)  other  necessary  and  reasonable   expenses  incurred  by
Landlord in enforcing its remedies, including attorney's fees.


SECTION 10. OPTIONS AND FIRST REFUSAL


10.01. OPTION TO PURCHASE. Provided Tenant is not in default, of this lease, the Tenant shall have the option to purchase the premises on the last day of the basic term or at any time during any extended term at the price of $ 550,000.00, as adjusted for increases in the producer's price index (finished price index) as defined in section 1. The Tenant shall give the Landlord sixty (60) days notice of its intention to purchase the property. On the date of the purchase the Landlord shall convey the premises in consideration of the payment of the purchase price, by quitclaim deed, conveying good clear record and marketable title to the premises free of all liens and encumbrances except this lease and except for easements and restrictions of record which are listed on Exhibit E attached hereto. The Landlord may use the purchase price to pay off mortgage liens and like encumbrances. If Landlord shall be unable to give title, the Landlord shall use reasonable efforts to remove such defects in title. All remaining conditions of sale shall be as found in the current Greater Boston Real Estate Board form purchase and sale agreement as reasonably adjusted for this transaction.

10.02 Right of First Refusal - Purchase. If at any time during any term of this lease, Landlord shall receive and be willing to accept the bone fide offer from a third party to purchase the property, or if Landlord shall offer to sell the property to any third party, Landlord shall, if there is no event of default, promptly transmit to Tenant its offer to sell the property to Tenant upon same terms and conditions as those offered by or to the third party, together with a true copy of such original offer. If Tenant shall not accept such offer within sixty (60) days after it is made, Landlord may, after the expiration of such sixty (60) day period, sell such interest to a third party upon terms and conditions as those offered to the Tenant. If Tenant accepts such offer by notice to Landlord within the time permitted, the offer and acceptance shall constitute a contract for the sale by Landlord and the purchase by Tenant of the property at a closing to be held within thirty (30) days following the receipt by Landlord by Tenants notice of acceptance. On the date of such purchase, the Landlord shall convey the premises in consideration of the payment of the purchase price. by quitclaim deed, conveying good clear record and marketable title to the premises free of all liens and encumbrances except this lease and except for easements and restrictions of record which are listed on Exhibit E attached hereto. The Landlord may use the purchase price to pay off mortgage liens and like encumbrances. If Landlord shall be unable to give title, the Landlord shall use reasonable efforts to remove such defects in title. All remaining conditions of sale shall be as found in the current Greater Boston Real Estate Board form purchase and sale agreement as reasonably adjusted for this transaction.


10.03. Right of First Refusal - Adjacent Property - Lease. a.) If at any time during any term of this lease, and upon the termination of the current lease or leases with tenants of the property owned by Landlord and located at 16 Central Street in Leominster, the Landlord shall receive and be willing to accept the bona fide offer from a third party to lease the property owned and/or controlled by it and located at 16 Central Street, or if Landlord shall offer to lease the property to any third party, Landlord shall, if there is no event of default, promptly transmit to Tenant its offer to lease the property to Tenant upon terms and conditions as those offered by he third party, together with a true copy of such original offer. If Tenant shall not accept such offer within sixty (60) days after it is made, Landlord may, after the expiration such sixty (60) day period, lease such interest to a third party upon terms and conditions as those offered to the Tenant.

                b.) If Tenant accepts such offer by notice to Landlord within the time permitted, the offer and acceptance shall constitute a contract for lease by Landlord and by Tenant of the property to be executed within thirty
(30) days following the receipt by Landlord by Tenants notice of acceptance. On the date of such leasing, Landlord shall lease the premises free of all tenants and occupants. The Landlord agrees that it shall not lease all or any portion of the 16 Central Street building to a third person for a period to exceed three years. The Landlord shall have a continuing obligation to offer the same for lease to the Tenant throughout any term of this lease before it enters into a lease for same with any other person.


10.04. Right of First Refusal-Adjacent Property - Sale. a) If Landlord shall receive and be willing to accept the bona fide offer from a third party to purchase the property owned and/or controlled by it and located at 16 Central Street, or if Landlord shall offer to sell the property to any third party, Landlord shall, if there is no event of default, promptly transmit to Tenant its offer to sell the property to Tenant upon terms and conditions exactly similar to those offered by or to the third party, together with a true copy of such original offer. If Tenant shall not accept such offer within sixty (60) days after the expiration of such sixty (60) day period, sell such interest to a third party upon terms and conditions as those offered to the Tenant.


                b) If Tenant accepts such offer by notice to Landlord within the time permitted, the offer and acceptance shall constitute a contract for the sale by Landlord and the purchase by Tenant of the property at a closing to be held within thirty (30) days following the receipt by Landlord by Tenants notice of acceptance. On the date of such purchase, the Landlord shall convey the premises in consideration of the payment of the purchase price. by quitclaim deed, conveying good clear record and marketable title to the premises free of all liens and encumbrances except this lease and except for easements and restrictions of record which are listed on Exhibit E attached hereto. The Landlord may use the purchase price to pay off mortgage liens and like encumbrances. If Landlord shall be unable to give title, the Landlord shall use reasonable efforts to remove such defects in title. All remaining conditions of sale shall be as found in the current Greater Boston Real Estate Board form purchase and sale agreement as reasonably adjusted for this transaction.

10.05 Additional Space. The Landlord agrees to furnish approximately 1000 square feet of space to the Tenant in the basement of the building owned by the Landlord and located at 16 Central Street in Leominster. The Tenant shall have exclusive access to such storage area and shall use such space for the storage of its supplies and other like materials. The Landlord agrees that the Tenant, its customers and employees shall have the right in common with others to park vehicle in spaces provided for the Manning Avenue building which is owned by the Landlord.


SECTION 11                     MISCELLANEOUS

11.01 Notices. Unless a Lease provision expressly authorizes verbal notice, all notices under this Lease shall be in writing and sent by registered or certified mail, postage prepaid, or by federal express or other such carrier as follows:

         To Tenant:

         at 2-6 Central Street, Leominster, Massachusetts, 01453

                           and

         222 Merrimack Street, Lowell, Massachusetts 01852


         To Landlord: at Post Office Box 724, Leominster
Massachusetts 01453


            Either party may change the addresses by giving notice as provided above.


11.02 Broker Warranty. Each party warrants that there has been no real estate broker involved in connection with this lease. The party who breaches this warranty shall defend, hold harmless and indemnify the non-breaching party from any claims or liability arising from the breach.


11.03 Partial Invalidity. If any Lease provision is invalid or unenforceable to any extent, then that provision shall be excised from the agreement and the remainder of this Lease shall continue in effect and be enforceable to the fullest extent permitted by law.


11.04 Waiver. The failure of either party to exercise any of its rights is not a waiver of those rights. A party waives only those rights specified in writing signed by the party waiving its rights.


11.06  Binding  on  Successors.   This  Lease  shall  bind  the  parties,  their
successors, representatives, and permitted assigns.

11.07 Governing Law. This lease shall be governed by the laws of the Commonwealth of Massachusetts .

11.08 Recording. As soon as practical after the effective date of this lease, the parties shall execute a Notice of Lease in a form suitable for recording in the Registry of Deeds where the property lies.

11.09 Survival of Remedies. The parties' remedies shall survive the ending of this lease when the ending is caused by the Default of the other party.

11.10 Authority of Parties. Each party warrants that it is authorized to enter into the Lease, that the person signing on its behalf is duly authorized to execute the Lease, that no other signatures are necessary.

11.11 Entire Agreement. This Lease contains the entire agreement between the parties about the Premises. This Lease shall be modified only by a writing signed by both parties.

11.12             QUIET ENJOYMENT

    Landlord agrees that upon Tenant's paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the demised premises during the term of this Lease without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease and the encumbrances listed in Exhibit E.

SECTION 12.       CONTINGENCIES

12.01 Landlord's Contingency. The landlord's obligations under this lease shall be contingent and conditioned upon its ability to obtain all necessary municipal approvals as are required to obtain a building permit from the City of Leominster building department. If such building permit is not obtained in or within 30 days of the date of this lease, then the Tenant at its option may cancel this lease. The Landlord agrees to use good faith efforts to obtain such building permit.

12.02 Tenant's Contingency. The Tenant's obligations under this lease shall be contingent upon its obtaining all approvals from the Commissioner of Banks of the Commonwealth of Massachusetts and the Federal Deposit Insurance Corporation so as to enable the Tenant to operate a commercial bank and trust company in and upon the premises. The Tenant agrees to make all the necessary applications as soon as this lease is executed and to proceed with such application in a good faith manner. If such approvals are not obtained by June 15, 1995, Landlord at its option may terminate this lease. If there is a termination hereunder, Tenant at its sole cost and expense shall remove any items of personal property from the premises and shall repair and restore the premises to their previous condition prior to Tenant fit up, in a timely and expeditious manner.

12.03 Hazardous Waste. The Landlord agrees to forthwith employ a sanitary engineer to undertake a historic and baseline hazardous waste study (STUDY) of the property. Landlord agrees to furnish a copy of the report to the Tenant in or within 90 days from the date of this lease. If the study discloses the existence of hazardous waste which could pose a substantial potential health hazard to employees and customers of Tenant, the Landlord shall perform a comprehensive hazardous waste study.

         If the report indicates that the condition of the property is such that its use by the Tenant will constitute a health hazard to the Tenant, its customers and employees, then the Tenant shall have the option to terminate this lease unless Landlord and Tenant are able to reach an accommodation to cure or diminish the hazardous waste condition. The foregoing notwithstanding, Landlord agrees to indemnify and hold harmless the Tenant of and from any damages, including but not limited to reimbursement for mandated clean-up, costs of litigation and the like, arising from any hazardous waste which may exist on the premises, either at the time of the commencement date of the lease or subsequently, unless such release or threat of release is due to or caused by Tenant activities or persons or entities under its control.

                              LANDLORD: North Central Investment
                                        Limited Partnership
                                        By
                                        Liberty Rental Corp.
                                        Its General Partner



Witness to Robert Ansin                 By /s/ Robert D. Ansin
/s/                                       Robert D. Ansin, Vice President


                              TENANT:   Enterprise Bank and Trust Company



Witness to Robert Gilman                 By /s/ Robert R. Gilman
/s/                                       Robert R. Gilman
                                          Its Senior Vice-President

                                    EXHIBIT A
                              LEGAL DESCRIPTION FOR
                        8 CENTRAL STREET, LEOMINSTER, MA

         A certain tract of land with Baldwin thereon, situated on the easterly side Central Street, in said Leominster, bounded and described as follow:

         BEGINNING at the northwesterly corner thereof at the junction of Manning Avenue and Central Street;

         THENCE by Manning Avenue North 79o 4' East one hundred forty and 67/100 (140.67) feet land formerly of one Wilder;

         THENCE by the Wilder land South 0o 17' Eight eighty-four and 92/100 (84.92) feet to a stone bound at the Hills land;

         THENCE by the Hills land South 86o 53' West one hundred thirty-five and 5/10 (135.5) feet to Central Street;

         THENCE by Central Street North 2o 59' West sixty-five and 72/100 (65.72) feet to the place of beginning.

         Excepting therefrom that portion taken for the layout of Central Street by the City of Leominster by instrument dated December 24, 1928 and recorded January 7, 1929 in the Worcester Northern District Registry of Deeds in Book
462, Page 420. Said parcel containing 698 square feet and being more particularly shown on the plan recorded in the Worcester Northern District Registry of Deeds in Plan Book 46, Page 23.

         Excepting therefrom that portion taken by the City of Leominster for off street parking area by instrument dated December 13, 1954 and recorded December 20, 1954 in the Worcester Northern District Registry of Deeds in Book 752, Page 360. Said parcel containing 3320 square feet and being more particularly shown as Lot #2 on plan recorded in the Worcester Northern District Registry of Deeds in Plan Book 98, Page 17.

                                    Exhibit D
                              Draft Fit-Up Proposal

Included:

1.       Complete interior fit-up to include:


         a)     Walls:                       Drywall with two coats of paint;
                                             Interior walls to be insulated for
                                             sound dampening;
         b)     Ceilings:                    Dropped acoustical & drywall per
                                             plan;
         c)     Glass Partitions:            Tempered glass to detail;
         d)     Offices:                     Per plan;
         e)     Doors:                       Solid flush doors;
         f)     Countertops:                 Prefabricated laminates (Formica or
                                             equal)
         g)     Standard door locks;
         h)     Entry vestibule;
         i)     Trim:                        Colonial, (oak or equivalent);
         j)     Restrooms:                   To code requirements;
         k)     Carpet/Flooring              In the event Tenant elects to put
                                             in its own carpeting, Landlord will
                                             reimburse Tenant at $24.00 per
                                             square yard;
         l)     Lighting;                    Fixture allowance of $4,000.00
         m)     Electrical service:          400 amp. service to code
                                             requirements;
         n)     Plumbing:                    To code requirements;
         o)     Heating/HVAC:                Roof mounted, gas fired;

2.       Complete exterior fit-up to include:

         a)     Foundation:                  To code requirements;
         b)     Floor:                       Slab on grade;
         c)     Walls:                       12" Concrete;
         d)     Wall Finish:                 Brick veneer;
         e)     Roof:                        Architectural - 25 year grade/
                                             Single membrane flat rubber roof;
         f)     Windows:                     Marvin True Divided Light;
         g)     All exterior doors;
         h)     Standard dead bold locks;
         i) Site reconfiguration per Bill Hannigan's engineering plan;
         j)     Landscaping per plan.

Not Included:


1.       Any and all bank-specific items including:

         a)     Vault & vault components;
         b)     Security system(s);
         c)     ATM(s);
         d)     Night deposit system(s);
         e)     Drive-up teller components;
         f)     Teller counters/under counters
         g)     Check writer;
         h)     Furnishings;
         i)     Signage.

                                    EXHIBIT E
                                 EXCEPTION SHEET

                                Rubin's Building
                        8 Central Street, Leominster, MA

         1. Subject to right-of-way as recited in deed from Adolf Ceccarini and Della M. Ceccarini to Frederick C. England and Samuel; Foster, Jr. dated April 15, 1925 and recorded April 18, 1925 in the Worcester northern District Registry of Deeds in Book 417, Page 335. Said Easement also being described in a deed from William Wilder to Savilon E. Wilder dated January 1, 1851 and recorded January 18, 1851 in the Worcester Northern District Registry of Deeds in Book 469, Page 605 and as recited in deed from William Wilder to Savilon E. Wilder dated April 28, 1853 and recorded May 15, 1853 in the Worcester Northern District Registry of Deeds in Book 508, Page 411. In-so-far as same may affect locus.

         2. Subject to Easement granted by Frederick C. England to the City of Leominster dated June 17, 1929 and recorded June 20, 1929 in the Worcester Northern District Registry of Deeds in Book 470, Page 103. Said Easement being a right-of-way for street purposes and is the same premises described in taking by the City of Leominster dated December 24, 1928 and recorded January 7, 1929 in the Worcester Northern District Registry of Deeds in Book 462, Page 420.

                                    EXHIBIT F
                                 EXCEPTION SHEET
                        16 Central Street, Leominster, MA

         l. Subject to right to pass and repass over an eight foot wide strip adjoining the entire length of the southerly side of the premises as described in a deed to Peter E. Bovenzi, Trustee of Manning Avenue Realty Trust dated September 28, 1988 and recorded with the Worcester Northern District Registry of Deeds in Book 1737, Page 199.

         2. Subject to a right of way adjoining the entire length of the premises and the right to maintain drains a described in a deed from Stamo Angelopoulos to James G. Gelep, et al, recorded with the Worcester Northern District Registry of Deeds in Book 535, Page 558.

         3. Subject to taking by the City of Leominster for highway purposes as described in instrument recorded with the Worcester Northern District Registry of Deeds in Book 462, Page 420.